Exhibit 99.1
News Release
CONTACT:
Investment Community and Media:
Cameron Golden
Director of Investor Relations/Corporate Communications
(404) 407-1984
camerongolden@cousinsproperties.com
COUSINS ANNOUNCES IMPAIRMENT CHARGE

ATLANTA — September 14, 2009 — Cousins Properties Incorporated (NYSE: CUZ) today announced that it intends to recognize in the third quarter of 2009 an impairment charge of $39 million, or approximately $0.74 cents per share, related to the Company’s joint venture interest in Terminus 200, a 565,000-square-foot office tower located in the Buckhead submarket of Atlanta. The impairment charge does not impact the Company’s ownership interest in the venture, and the Company continues as property manager and leasing agent.
The Company owns a 50% joint venture interest in Terminus 200, which was substantially completed in August 2009. During the second quarter of 2009, the venture executed a 50,000-square-foot lease for the property and is in ongoing negotiations with several potential tenants, but no additional leases have been executed. Based on the Company’s current expectations of the amount and timing of cash flows from Terminus 200 and other considerations, the Company has determined that the estimated fair value of the investment is lower than the book value. Pursuant to Accounting Principles Board Opinion No. 18, this difference must be recorded as an impairment because the Company deems it to be other than temporary. The impairment charge includes the Company’s full investment in the venture (approximately $21 million as of June 30, 2009), a $17.25 million loan repayment guarantee under the project construction loan, and obligations under the existing lease.
In addition, the Company today filed with the Securities and Exchange Commission a current report on Form 8-K containing additional information regarding the Terminus 200 project, information regarding an anticipated impairment from the sale of its corporate airplane and information regarding anticipated outparcel and tract sales in the third quarter of 2009. This filing is available on the investor relations page of the Company’s website.
Cousins Properties Incorporated is a diversified real estate company with experience in development, acquisition, financing, management and leasing. Based in Atlanta, the Company actively invests in office, multi-family, retail, and land development projects. The Company is a fully integrated equity real estate investment trust (REIT) and trades on the New York Stock Exchange under the symbol CUZ.
Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risk. These include, but are not limited to, analysis and determinations regarding impairment charges, general and local economic conditions

(including the current general recession and state of the credit markets), local real estate conditions (including the overall condition of the residential markets), the activity of others developing competitive projects, the risks associated with development projects (such as delay, cost overruns and leasing/sales risk of new properties), the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the ability of the Company to close properties under contract and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.
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